Exhibit 99.1

For Immediate Release:

FELCOR REPORTS SECOND QUARTER OPERATING RESULTS

          IRVING, Texas...August 5, 2008 - FelCor Lodging Trust Incorporated (NYSE: FCH) today reported operating results for the second quarter and six months ended June 30, 2008.

Highlights:

•	Met our Adjusted FFO and EBITDA guidance for the quarter.

•

RevPAR increased 8.7 percent for our 53 hotels where renovations were completed in 2007. RevPAR increased 4.7 percent for our 85 consolidated hotels, compared to 1.2 percent for the United States average.

•	Hotel EBITDA margin increased 215 basis points compared to prior year.

•

Market share increased approximately seven percent for our 53 hotels where renovations were completed in 2007, attaining our targeted return on renovations. Market share increased approximately four percent for our 85 consolidated hotels.

•	Completed renovations at three additional hotels. We now have completed renovations at 78 hotels (comprising approximately 94 percent of our portfolio).

Second Quarter Operating Results:

Revenue per available room (“RevPAR”) for our 85 consolidated hotels increased 4.7 percent to $105.76, which was driven by increases in both average daily rate (“ADR”) of 1.6 percent and occupancy of 3.0 percent, compared to the same period in 2007. At our 53 hotels where we completed renovations in 2007, RevPAR increased 8.7 percent and ADR increased 2.7 percent compared to the prior year.

“Despite softening industry-wide demand, our hotels are benefiting from our comprehensive renovation program and continue to increase RevPAR well above the industry. More importantly, our portfolio gained significant market share from its competitive sets, and we remain on track to earn our targeted returns from completed renovations,” said Richard A. Smith, FelCor’s President and Chief Executive Officer. “We will continue to focus on driving market share and still anticipate that RevPAR for our portfolio will increase significantly higher than the industry average for the remainder of the year and into 2009.”

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FelCor Lodging Trust Second Quarter 2008 Operating Results

August 5, 2008

Our Same-Store Adjusted Funds from Operations (“FFO”) increased to $49.5 million, or $0.76 per share, compared to $37.5 million, or $0.59 per share, for the same period in 2007. Our Adjusted FFO was $49.5 million, compared to $54.7 million for the same period in 2007 (including sold hotels). Adjusted FFO per share met the low-end of our expectations.

Our Hotel EBITDA increased to $97.4 million, compared to $86.8 million in the same period in 2007, an increase of 12.2 percent. Hotel EBITDA margin was 31.9 percent and represented a 215 basis point increase compared to the same period in 2007, which was at the high-end of our expectations.

Our Same-Store Adjusted EBITDA increased to $87.2 million, compared to $77.6 million for the same period in 2007, an increase of 12.3 percent. Our Adjusted EBITDA was $87.2 million in the second quarter, compared to $91.7 million for the same period in 2007 (including sold hotels).

Net income applicable to common stockholders was $13.6 million, or $0.22 per share, compared to $45.5 million, or $0.73 per share, for the same period in 2007. Net income for the second quarter of 2007 included $40.7 million from gains on sale of condominiums, gains on sale of hotels, and operating income from hotels sold in 2007.

EBITDA, Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA margin, FFO, and Adjusted FFO are all non-GAAP financial measures. See our discussion of “Non-GAAP Financial Measures” beginning on page 13 for a reconciliation of each of these measures to our net income and for information regarding the use, limitations and importance of these non-GAAP financial measures.

Renovations and Development Projects:

During the second quarter, we completed renovations at three hotels. Since we began our renovation program, we have completed 78 hotels, which comprise approximately 94 percent of our portfolio. For the remainder of 2008, we expect the majority of the disruption to be at San Francisco Union Square. The redevelopment of this hotel to a Marriott remains on schedule to be completed in early 2009.

          Overall, our renovated hotels continue to earn the expected returns on the capital expenditures. For the 53 hotels where we completed renovations during 2007, market share increased approximately seven percent relative to their competitive sets. RevPAR at these hotels increased 8.7 percent for the second quarter and Hotel EBITDA grew 17.6 percent compared to the prior year.

We spent $34.6 million on renovations and redevelopment projects at our hotels for the three months ended June 30, 2008, including our pro rata share of joint venture expenditures.

Capital Structure:

At June 30, 2008, we had $1.5 billion of consolidated debt outstanding with a weighted average life of four years and a weighted average interest rate of 6.3 percent. Our cash and cash equivalents totaled $70.9 million at June 30, 2008. In July, we repaid a $15.5 million single property mortgage loan and exercised the first of three, one-year extension options on our $250 million CMBS loan that was initially scheduled to mature November 2008. We have no scheduled debt maturities for the remainder of 2008.

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FelCor Lodging Trust Second Quarter 2008 Operating Results

August 5, 2008

2008 Dividend and Guidance:

We intend to reduce our quarterly common dividend, effective the third quarter of 2008, based on our revised forecast for the second half of the year and limited visibility for 2009. Given this limited visibility and our focus on liquidity and leverage, we are taking a more conservative approach by setting the new dividend to more closely reflect our taxable net income distribution requirement, and will adjust it accordingly to meet our targeted payout ratio of 75 to 85 percent of funds available for distribution.  Therefore, we intend to set the dividend at $0.15 per share.  Our revised dividend represents a yield in excess of seven percent, based on today’s closing price. The dividend reduction would equate to annual cash flow savings of approximately $50 million.

“We are very pleased with what we accomplished during the second quarter, including gains in market share and managing flow-through by reducing costs across the portfolio.  We expect that we will continue to outperform the industry in both RevPAR and margin growth,” said Andrew J. Welch, FelCor’s Executive Vice President and Chief Financial Officer.  “There is no denying the current economic trends and potential for further deterioration in demand. Demand is being impacted by reductions in airline capacity, higher fuel costs, moderating GDP and negative sentiment towards the economy.  As a result, we have revised our outlook for the remainder of the year and have taken a more conservative stance regarding our dividend distribution.”

          RevPAR at our 85 consolidated hotels is expected to increase between 4.0 and 5.0 percent in 2008, compared to the prior year, which reflects our expectation that RevPAR for our markets will be between negative one percent and flat compared to 2007. Therefore, we continue to expect that RevPAR for our portfolio will increase significantly more than our markets.  RevPAR at our 85 consolidated hotels increased 5.0 percent in July 2008, compared to the same period in 2007. The benefits of our renovation program, including achieving the expected returns from our capital investment, are driving our relatively high increase in RevPAR. The moderation in RevPAR growth is impacting our annual net income, FFO and EBITDA guidance. The upward shift in the forward interest-rate curve is further impacting net income and FFO.

We currently anticipate:

•	Portfolio RevPAR growth to be between 4.0 and 5.0 percent for the full year, and 4.5 and 6.0 percent for the third quarter;

•	Adjusted EBITDA to be between $283 million and $289 million for the full year, and $64 million and $67 million for the third quarter;

•	Adjusted FFO per share to be between $2.08 and $2.18 for the full year, and $0.43 and $0.47 for the third quarter;

•	Net Income to be between $5 million and $11 million for the full year, and net loss of $1 million and net income of $2 million for the third quarter;

•	Hotel EBITDA margins to increase approximately 40 basis points for the full year; and

•	Capital expenditures, including redevelopment projects, of approximately $150 million for the full year.

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FelCor Lodging Trust Second Quarter 2008 Operating Results

August 5, 2008

FelCor, a real estate investment trust, is the nation’s largest owner of upper-upscale, all-suite hotels. FelCor’s portfolio is comprised of 85 consolidated hotels and resorts, located in 23 states and Canada. FelCor’s portfolio consists primarily of upper-upscale hotels, which are flagged under global brands such as Embassy Suites Hotels®, Doubletree ®, Hilton®, Renaissance®, Sheraton®, Westin® and Holiday Inn®.  Additional information can be found on the Company’s Web site at www.felcor.com.

We invite you to listen to our second quarter earnings Conference Call on Wednesday, August 6, 2008, at 10:00 a.m. (Central Time). The conference call will be Web cast simultaneously via the Internet on FelCor’s Web site at www.felcor.com. Interested investors and other parties who wish to access the call should go to FelCor’s Web site and click on the conference call microphone icon on either the “Investor Relations” or “News” pages. The conference call replay will be archived on the Company’s Web site. A telephonic replay will be available from 12:00 p.m. (Central Time), Wednesday, August 6, 2008 through 5:00 p.m. (Central Time), Friday, August 8, 2008, by dialing (800) 642-1687 (conference ID #56198060).

With the exception of historical information, the matters discussed in this news release include “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties, and the occurrence of future events, may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. An economic slowdown and its impact on the lodging industry, operating risks associated with the hotel business, relationships with our property managers, risks associated with our level of indebtedness and our ability to meet debt covenants in our debt agreements, our ability to complete acquisitions and dispositions, the availability of capital, the impact on the travel industry from increased fuel prices and security precautions, our ability to continue to qualify as a Real Estate Investment Trust for federal income tax purposes and numerous other factors may affect future results, performance and achievements. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially. We undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

Contact:

Stephen A. Schafer, Vice President Strategic Planning & Investor Relations,

(972) 444-4912	sschafer@felcor.com

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FelCor Lodging Trust Second Quarter 2008 Operating Results

August 5, 2008

SUPPLEMENTAL INFORMATION

INTRODUCTION

The following information is presented in order to help our investors understand the financial position of the Company for the three and six month periods ended June 30, 2008.

TABLE OF CONTENTS

       PAGE

Consolidated Statements of Operations	6
Discontinued Operations	7
Capital Expenditures	7
Selected Balance Sheet Data	8
Supplemental Financial Data	8
Debt Summary	9
Hotel Portfolio Composition	10
Detailed Operating Statistics by Brand	11
Detailed Operating Statistics for FelCor’s Top Markets	12
Non-GAAP Financial Measures	13

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FelCor Lodging Trust Second Quarter 2008 Operating Results

August 5, 2008

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenues:
Hotel operating revenue:
Room	$239,689	$216,813	$469,821	$421,135
Food andbeverage	49,010	35,212	95,518	66,985
Other operating departments	16,538	13,504	31,445	25,948
Other revenue	931	715	1,259	845
Total revenues	306,168	266,244	598,043	514,913

Expenses:
Hotel departmental expenses:
Room	56,871	53,058	111,522	101,841
Food and beverage	36,096	26,655	71,542	51,190
Other operating departments	7,170	5,835	14,199	10,782
Other property related costs	76,574	68,584	153,699	137,142
Management and franchise fees	15,973	13,943	31,875	27,066
Taxes, insurance and lease expense	28,862	31,422	58,166	60,651
Corporate expenses	4,864	5,255	11,691	12,041
Depreciation and amortization	35,072	27,155	68,840	52,205
Impairment loss	-	-	17,131	-
Other expenses	900	393	1,833	415
Total operating expenses	262,382	232,300	540,498	453,333
Operating income	43,786	33,944	57,545	61,580
Interest expense, net	(24,769)	(23,207)	(50,772)	(46,079)
Income before equity in income from unconsolidated entities, minority interests and gain on sale of assets	19,017	10,737	6,773	15,501
Equity in income from unconsolidated entities	2,331	3,710	1,709	16,480
Minority interests	(1,181)	79	(775)	116
Gain on involuntary conversion	3,095	-	3,095	-
Gain on sale of condominiums	-	14,858	-	18,139
Income from continuing operations	23,262	29,384	10,802	50,236
Discontinued operations	-	25,792	(13)	34,099
Net income	23,262	55,176	10,789	84,335
Preferred dividends	(9,678)	(9,678)	(19,356)	(19,356)
Net income (loss) applicable to common stockholders	$13,584	$45,498	$(8,567)	$64,979

Basic per common share data:
Net income (loss) from continuing operations	$0.22	$0.32	$(0.14)	$0.50
Net income (loss)	$0.22	$0.74	$(0.14)	$1.06
Basic weighted average common shares outstanding	61,822	61,587	61,819	61,511

Diluted per common share data:
Net income (loss) from continuing operations	$0.22	0.32	$(0.14)	$0.50
Net income (loss)	$0.22	0.73	$(0.14)	$1.05
Diluted weighted average common shares outstanding	61,968	62,032	61,819	61,899
Cash dividends declared on common stock	$0.35	$0.30	$0.70	$0.55

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FelCor Lodging Trust Second Quarter 2008 Operating Results

August 5, 2008

Discontinued Operations

(in thousands)

Discontinued operations include the results of operations of 11 hotels sold in 2007. Condensed financial information for the hotels included in discontinued operations is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Operating revenue	$-	$10,949	$-	$26,447
Operating expenses	-	(6,215)	(13)	(18,094)
Operating income (loss)	-	4,734	(13)	8,353
Interest income (expense), net	-	6	-	(19)
Gain on sale of hotels, net of income tax	-	22,457	-	28,488
Loss on early extinguishment of debt	-	-	-	(901)
Minority interests	-	(1,405)	-	(1,822)
Income (loss) from discontinued operations	-	25,792	(13)	34,099
Depreciation and amortization, net of minority interests	-	14	-	14
Minority interest in FelCor LP	-	559	-	740
Interest expense, net of minority interests	-	-	-	27
EBITDA from discontinued operations	-	26,365	(13)	34,880
Gain on sale of hotels, net of income tax and minority interests	-	(21,799)	-	(27,830)
Charges related to early extinguishment of debt, net of minority interests	-	-	-	811
Adjusted EBITDA from discontinued operations	$-	$4,566	$(13)	$7,861

Capital Expenditures

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Improvements and additions to consolidated hotels	$31,251	$68,027	$73,625	$137,129
Consolidated joint venture partners’ prorata share of additions to hotels	(962)	(842)	(2,218)	(2,081)
Prorata share of unconsolidated additions to hotels	4,335	5,815	11,306	9,508
Total additions to hotels(a)	$34,624	$73,000	$82,713	$144,556

(a)	Includes capitalized interest, property taxes, ground leases and certain employee costs.

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FelCor Lodging Trust Second Quarter 2008 Operating Results

August 5, 2008

Selected Balance Sheet Data

(in thousands)

	June 30,	December 31,
	2008	2007
Investment in hotels	$3,134,715	$3,094,521
Accumulated depreciation	(755,654)	(694,464)
Investments in hotels, net of accumulated depreciation	$2,379,061	$2,400,057

Cash and cash equivalents	$70,862	$57,609
Total assets	$2,663,038	$2,683,835
Total debt	$1,510,535	$1,475,607
Total stockholders’ equity	$955,454	$1,006,914
Total stockholders’ equity less preferred equity	$476,679	$528,140
Book value per common share outstanding	$7.55	$8.42

          At June 30, 2008, we had an aggregate of 63,168,272 shares of FelCor common stock and 1,353,771 limited partnership units of FelCor Lodging Limited Partnership outstanding.

Supplemental Financial Data

(in thousands, except per share information, ratios and percentages)

	June 30,	December 31,
Total Enterprise Value	2008	2007
Common shares outstanding	63,168	62,707
Units outstanding	1,354	1,354
Combined shares and units outstanding	64,522	64,061
Common stock price at end of period	$10.50	$15.59
Common equity capitalization	$677,481	$998,711
Series A preferred stock	309,362	309,362
Series C preferred stock	169,412	169,412
Consolidated debt	1,510,535	1,475,607
Minority interest of consolidated debt	(4,129)	(7,305)
Pro rata share of unconsolidated debt	113,376	94,181
Cash and cash equivalents	(70,862)	(57,609)
Total enterprise value (TEV)	$2,705,175	$2,982,359

Dividends Per Share
Dividends declared (year-to-date):
Common stock	$0.70	$1.20
Series A preferred stock	$0.975	$1.95
Series C preferred stock (depositary shares)	$1.00	$2.00

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FelCor Lodging Trust Second Quarter 2008 Operating Results

August 5, 2008

Debt Summary

(dollars in thousands)

	Encumbered Hotels	Interest Rate at June 30, 2008		Maturity Date	Consolidated Debt
Line of credit(a)	none	L + 0.80		August 2011	$45,000
Senior term notes	none	8.50	(b)	June 2011	299,288
Senior term notes	none	L + 1.875		December 2011	215,000
Other	none	L + 0.40		July 2008(c)	4,554
Total line of credit and senior debt(d)		6.71			563,842

Mortgage debt	12 hotels	L + 0.93	(e)	November 2009(f)	250,000
Mortgage debt	7 hotels	6.57		June 2009-2014	88,144
Mortgage debt	7 hotels	7.32		March 2009	119,013
Mortgage debt	8 hotels	8.70		May 2010	164,157
Mortgage debt	6 hotels	8.73		May 2010	117,962
Mortgage debt	2 hotels	L + 1.55	(g)	May 2009(h)	176,124
Mortgage debt	1 hotel	L + 2.85		August 2008(c)	15,500
Mortgage debt	1 hotel	5.81		July 2016	12,326
Other	1 hotel	various		various	3,467
Total mortgage debt(d)	45 hotels	5.98			946,693

Total		6.25%			$1,510,535

(a)

We have $250 million of borrowing capacity under our line of credit. The interest rate can range from 80 to 150 basis points over LIBOR, based on our leverage ratio as defined in our line of credit agreement.

(b)	If the credit rating on our senior debt is downgraded by Moody’s to B1 and Standard & Poor’s rating remains below BB-, the interest rate on these senior notes will increase to 9.0%.
(c)	This loan was repaid in full in July 2008.
(d)	Interest rates are calculated based on the weighted average debt outstanding at June 30, 2008.
(e)	We have purchased an interest rate cap at 7.8% for this notional amount that expires in November 2009.
(f)

This loan provides us three one-year extension options that permit, in our sole discretion, the maturity to be extended to 2011. In July 2008, we exercised our first one-year option to extend the maturity to November 2009.

(g)	We have purchased interest rate caps of 6.25% for $177 million aggregate notional amounts, which expire in May 2009.
(h)	These loans provide us three one-year extension options that permit, in our sole discretion, the maturity to be extended to 2012.

Weighted average interest	6.25%
Fixed interest rate debt to total debt	53.2%
Weighted average maturity of debt	4 years
Mortgage debt to total assets	35.5%

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FelCor Lodging Trust Second Quarter 2008 Operating Results

August 5, 2008

Hotel Portfolio Composition

The following tables set forth, as of June 30, 2008, for 85 Consolidated Hotels distribution by brand, by our top markets, by type of location, and by market segment.

Brand	Hotels	Rooms	% of Total Rooms	% of 2007 Hotel EBITDA (a)
Embassy Suites Hotels	47	12,129	49	58
Holiday Inn	17	6,306	25	19
Sheraton and Westin	9	3,217	13	14
Doubletree	7	1,472	6	7
Renaissance and Hotel 480	3	1,324	5	-	(b)
Hilton	2	559	2	2

Top Markets
South Florida	5	1,436	6	7
Atlanta	5	1,462	6	7
Los Angeles area	4	899	4	6
San Francisco area	6	2,141	8	6
Orlando	5	1,690	7	5
Dallas	4	1,333	5	4
Minneapolis	3	736	3	4
Phoenix	3	798	3	4
Northern New Jersey	3	756	3	4
San Diego	1	600	2	3
Washington, D.C.	1	443	2	3
Chicago	3	795	3	3
San Antonio	3	874	4	3
Philadelphia	2	729	3	3
Boston	2	532	2	2

Location
Suburban	33	8,360	33	36
Airport	20	6,206	26	26
Urban	20	6,362	25	25
Resort	12	4,079	16	13

Segment
Upper-upscale	68	18,701	75	81
Full service	17	6,306	25	19

(a)	Hotel EBITDA is more fully described on page 20.
(b)	We acquired the Renaissance Esmeralda Resort & Spa and the Renaissance Vinoy Resort & Golf Club in December 2007. They did not make a significant contribution to our 2007 Hotel EBITDA.

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FelCor Lodging Trust Second Quarter 2008 Operating Results

August 5, 2008

Detailed Operating Statistics by Brand

(85 consolidated hotels)

xx	Occupancy (%)
	Three Months Ended June 30,			Six Months Ended June 30,
	2008	2007	%Variance	2008	2007	%Variance
Embassy Suites Hotels	78.2	75.3	3.8	75.6	73.9	2.3
Holiday Inn	78.0	73.6	6.0	74.0	68.5	8.0
Sheraton and Westin	70.1	71.6	(2.1)	68.1	70.2	(3.0)
Doubletree	79.9	71.2	12.1	77.7	71.4	8.8
Renaissance and Hotel 480(a)	68.2	78.0	(12.7)	69.4	75.8	(8.4)
Hilton	70.4	74.0	(4.9)	61.3	56.5	8.5

Total hotels	76.5	74.3	3.0	73.7	71.6	2.9

	ADR ($)
	Three Months Ended June 30,			Six Months Ended June 30,
	2008	2007	%Variance	2008	2007	%Variance
Embassy Suites Hotels	142.90	140.99	1.4	147.40	144.62	1.9
Holiday Inn	123.67	117.03	5.7	120.94	115.10	5.1
Sheraton and Westin	128.04	127.65	0.3	129.06	129.62	(0.4)
Doubletree	145.53	146.22	(0.5)	149.64	147.88	1.2
Renaissance and Hotel 480(a)	187.26	186.65	0.3	199.33	197.09	1.1
Hilton	139.77	139.10	0.5	125.53	127.86	(1.8)

Total hotels	138.22	136.00	1.6	140.62	138.28	1.7

	RevPAR ($)
	Three Months Ended June 30,			Six Months Ended June 30,
	2008	2007	%Variance	2008	2007	%Variance
Embassy Suites Hotels	111.71	106.18	5.2	111.40	106.86	4.2
Holiday Inn	96.44	86.11	12.0	89.47	78.87	13.4
Sheraton and Westin	89.76	91.38	(1.8)	87.91	90.97	(3.4)
Doubletree	116.21	104.15	11.6	116.32	105.65	10.1
Renaissance and Hotel 480(a)	127.64	145.67	(12.4)	138.36	149.36	(7.4)
Hilton	98.38	102.93	(4.4)	77.00	72.28	6.5

Total hotels	105.76	100.99	4.7	103.66	99.04	4.7

(a)

Decreases in occupancy and RevPAR are principally related to renovation-related disruption at Hotel 480 Union Square. We have included historical room statistics for the two Renaissance hotels acquired in December 2007 for periods prior to our ownership of these hotels for comparison purposes.

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FelCor Lodging Trust Second Quarter 2008 Operating Results

August 5, 2008

Detailed Operating Statistics for FelCor’s Top Markets

(85 consolidated hotels)

	Occupancy (%)
	Three Months Ended June 30,			Six Months Ended June 30,
	2008	2007	%Variance	2008	2007	%Variance
South Florida	78.3	72.4	8.2	82.7	79.5	4.0
Atlanta	75.9	78.1	(2.8)	76.1	76.3	(0.3)
Los Angeles area	78.1	79.1	(1.2)	75.8	78.3	(3.2)
San Francisco area	79.7	78.9	1.0	75.3	72.9	3.4
Orlando	80.8	80.6	0.3	81.4	79.9	1.9
Dallas	68.6	65.9	4.2	69.2	68.1	1.6
Minneapolis	76.1	78.5	(3.1)	71.5	73.9	(3.2)
Phoenix	66.8	68.0	(1.7)	71.4	74.9	(4.8)
Northern New Jersey	75.6	76.7	(1.3)	71.0	68.3	4.0
San Diego	83.0	73.9	12.3	81.8	76.2	7.3
Washington, D.C.	70.6	73.8	(4.3)	57.2	68.2	(16.1)
Chicago	81.7	73.7	10.8	73.3	66.9	9.6
San Antonio	83.1	83.3	(0.2)	80.1	77.6	3.2
Philadelphia	82.0	72.4	13.3	72.3	64.2	12.6
Boston	85.3	70.2	21.6	77.2	61.1	26.3
	ADR ($)
	Three Months Ended June 30,			Six Months Ended June 30,
	2008	2007	%Variance	2008	2007	%Variance
South Florida	137.88	136.12	1.3	170.13	169.74	0.2
Atlanta	120.70	121.00	(0.3)	123.89	123.11	0.6
Los Angeles area	158.73	158.32	0.3	157.87	154.54	2.2
San Francisco area	142.66	138.57	3.0	139.64	135.16	3.3
Orlando	104.66	103.44	1.2	114.67	112.94	1.5
Dallas	124.23	122.26	1.6	127.23	126.57	0.5
Minneapolis	141.76	142.94	(0.8)	143.28	141.12	1.5
Phoenix	134.74	136.17	(1.0)	162.11	160.24	1.2
Northern New Jersey	165.94	157.64	5.3	164.09	155.21	5.7
San Diego	169.35	156.12	8.5	161.20	154.28	4.5
Washington, D.C.	162.52	169.09	(3.9)	162.57	170.86	(4.9)
Chicago	132.15	136.50	(3.2)	127.09	130.22	(2.4)
San Antonio	115.80	111.04	4.3	114.83	110.33	4.1
Philadelphia	158.99	145.77	9.1	149.20	135.85	9.8
Boston	167.10	157.89	5.8	153.37	150.49	1.9
	RevPAR ($)
	Three Months Ended June 30,			Six Months Ended June 30,
	2008	2007	%Variance	2008	2007	%Variance
South Florida	107.99	98.50	9.6	140.68	135.02	4.2
Atlanta	91.61	94.51	(3.1)	94.25	93.92	0.4
Los Angeles area	123.99	125.21	(1.0)	119.72	121.04	(1.1)
San Francisco area	113.70	109.33	4.0	105.19	98.48	6.8
Orlando	84.56	83.32	1.5	93.31	90.21	3.4
Dallas	85.22	80.52	5.8	88.09	86.23	2.2
Minneapolis	107.82	112.26	(4.0)	102.48	104.23	(1.7)
Phoenix	90.01	92.55	(2.7)	115.68	120.05	(3.6)
Northern New Jersey	125.50	120.84	3.8	116.49	105.98	9.9
San Diego	140.60	115.43	21.8	131.81	117.54	12.1
Washington, D.C.	114.67	124.72	(8.1)	93.06	116.59	(20.2)
Chicago	107.90	100.61	7.2	93.22	87.11	7.0
San Antonio	96.25	92.51	4.0	92.00	85.65	7.4
Philadelphia	130.44	105.59	23.5	107.80	87.19	23.6
Boston	142.60	110.77	28.7	118.35	91.92	28.8

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FelCor Lodging Trust Second Quarter 2008 Operating Results

August 5, 2008

Non-GAAP Financial Measures

          We refer in this release to certain “non-GAAP financial measures.” These measures, including FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin, are measures of our financial performance that are not calculated and presented in accordance with generally accepted accounting principles (“GAAP”). The following tables reconcile each of these non-GAAP measures to the most comparable GAAP financial measure. Immediately following the reconciliations, we include a discussion of why we believe these measures are useful supplemental measures of our performance and the limitations of such measures.

Reconciliation of Net Income to FFO, Adjusted FFO and Same-Store Adjusted FFO

(in thousands, except per share and unit data)

	Three Months Ended June 30,
	2008			2007
	Dollars	Shares	Per Share Amount	Dollars	Shares	Per Share Amount
Net income	$23,262			$55,176
Preferred dividends	(9,678)			(9,678)
Net income applicable to common stockholders	13,584	61,968	$0.22	45,498	62,032	$0.73
Depreciation and amortization	35,072	-	0.57	27,155	-	0.44
Depreciation, unconsolidated entities and discontinued operations	3,583	-	0.06	2,848	-	0.05
Gain on involuntary conversion	(3,095)	-	(0.05)	-	-	-
Gain on sale of hotels	-	-	-	(21,799)	-	(0.35)
Minority interest in FelCor LP	291	1,354	(0.02)	985	1,355	(0.01)
FFO	49,435	63,322	0.78	54,687	63,387	0.86
Conversion costs(a)	103	-	-	-	-	-
Adjusted FFO	49,538	63,322	0.78	54,687	63,387	0.86
Preferred dividends on Series A Preferred Stock	6,279	9,985	(0.02)	6,279	9,985	(0.03)
Adjusted FFO assuming conversion of Series A Preferred Stock for per share computation(b)	$55,817	73,307	$0.76	$60,966	73,372	$0.83

Adjusted FFO	$49,538	63,322	$0.78	$54,687	63,387	$0.86
FFO from discontinued operations	-	-	-	(4,566)	-	(0.07)
FFO from acquired hotels(c)	-	-	-	2,246	-	0.04
Gain on sale of condominiums	-	-	-	(14,858)	-	(0.24)
Same-Store Adjusted FFO	$49,538	63,322	$0.78	$37,509	63,387	$0.59
Preferred dividends on Series A Preferred Stock	6,279	9,985	(0.02)
Same-Store Adjusted FFO assuming conversion of Series A Preferred Stock for per share computation(b)	$55,817	73,307	$0.76

(a)	These costs relate to the conversion of our Hotel 480 Union Square in San Francisco to a Marriott. The conversion is expected to be completed by early 2009.
(b)

For calculation of Adjusted FFO per share and Same-Store Adjusted FFO per share it is more dilutive to assume the conversion of our Series A Convertible Preferred Stock into common stock when our quarterly Adjusted FFO or Same-Store Adjusted FFO per share calculation exceeds $0.63.

(c)	We have included amounts for two Renaissance hotels acquired in December 2007, prior to our ownership of these hotels, for comparison purposes.

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FelCor Lodging Trust Second Quarter 2008 Operating Results

August 5, 2008

Reconciliation of Net Income to FFO, Adjusted FFO and Same-Store Adjusted FFO

(in thousands, except per share and unit data)

	Six Months Ended June 30,
	2008			2007
	Dollars	Shares	Per Share Amount	Dollars	Shares	Per Share Amount
Net income	$10,789			$84,335
Preferred dividends	(19,356)			(19,356)
Net income (loss) applicable to common stockholders	(8,567)	61,819	$(0.14)	64,979	61,899	$1.05
Depreciation and amortization	68,840	-	1.11	52,205	-	0.85
Depreciation, unconsolidated entities and discontinued operations	7,133	-	0.12	5,711	-	0.09
Gain on involuntary conversion	(3,095)	-	(0.05)	-	-	-
Gain on sale of hotels	-	-	-	(27,830)	-	(0.45)
Gain on sale of hotels in unconsolidated entities	-	-	-	(11,182)	-	(0.18)
Minority interest in FelCor LP	(186)	1,354	(0.03)	1,412	1,355	(0.01)
Conversion of options and unvested restricted stock	-	120	-	-	-	-
FFO	64,125	63,293	1.01	85,295	63,254	1.35
Abandoned projects	-	-	-	22	-	-
Charges related to early extinguishment of debt, net of minority interests	-	-	-	811	-	0.01
Impairment loss	17,131	-	0.27	-	-	-
Conversion costs(a)	362	-	0.01	-	-	-
Adjusted FFO	81,618	63,293	1.29	86,128	63,254	1.36
Preferred dividends on Series A Preferred Stock	12,558	9,985	-	12,558	9,985	(0.01)
Adjusted FFO assuming conversion of Series A Preferred Stock for per share computation(b)	$94,176	73,278	$1.29	$98,686	73,239	$1.35

Adjusted FFO	$81,618	63,293	$1.29	$86,128	63,254	$1.36
FFO from discontinued operations	13	-	-	(7,835)	-	(0.12)
FFO from acquired hotels(c)	-	-	-	5,630	-	0.09
Gain on sale of condominiums	-	-	-	(18,139)	-	(0.29)
Same-Store Adjusted FFO	$81,631	63,293	$1.29	$65,784	63,254	$1.04
Preferred dividends on Series A Preferred Stock	12,558	9,985	-
Same-Store Adjusted FFO assuming conversion of Series A Preferred Stock for per share computation(b)	$94,189	73,278	$1.29

(a)	These costs relate to the conversion of our Hotel 480 Union Square in San Francisco to a Marriott. The conversion is expected to be completed by early 2009.
(b)

For calculation of Adjusted FFO per share and Same-Store Adjusted FFO per share it is more dilutive to assume the conversion of our Series A Convertible Preferred Stock into common stock when our Adjusted FFO per share or Same-Store Adjusted FFO per share for six months exceeds $1.26.

(c)	We have included amounts for two Renaissance hotels acquired in December 2007, prior to our ownership of these hotels, for comparison purposes.

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FelCor Lodging Trust Second Quarter 2008 Operating Results

August 5, 2008

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Same-Store Adjusted EBITDA

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Net income	$23,262	$55,176	$10,789	$84,335
Depreciation and amortization	35,072	27,155	68,840	52,205
Depreciation, unconsolidated entities and discontinued operations	3,583	2,848	7,133	5,711
Interest expense	25,196	24,627	51,745	48,746
Interest expense, unconsolidated entities and discontinued operations	1,327	1,489	2,923	3,063
Amortization of stock compensation	1,457	1,207	2,722	2,614
Minority interest in FelCor Lodging LP	291	985	(186)	1,412
EBITDA	90,188	113,487	143,966	198,086
Gain on sale of hotels	-	(21,799)	-	(27,830)
Gain on sale of hotels in unconsolidated entities	-	-	-	(11,182)
Gain on involuntary conversion	(3,095)	-	(3,095)	-
Abandoned projects	-	-	-	22
Charges related to early extinguishment of debt, net of minority interests	-	-	-	811
Impairment loss	-	-	17,131	-
Conversion costs (a)	103	-	362	-
Adjusted EBITDA	87,196	91,688	158,364	159,907
Adjusted EBITDA from discontinued operations	-	(4,566)	13	(7,861)
EBITDA from acquired hotels(b)	-	5,366	-	11,871
Gain on sale of condominiums	-	(14,858)	-	(18,139)
Same-Store Adjusted EBITDA	$87,196	$77,630	$158,377	$145,778

(a)	These costs relate to the conversion of our Hotel 480 Union Square in San Francisco to a Marriott. The conversion is expected to be completed by early 2009.
(b)	We have included amounts for two Renaissance hotels acquired in December 2007, prior to our ownership of these hotels, for comparison purposes.

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FelCor Lodging Trust Second Quarter 2008 Operating Results

August 5, 2008

Reconciliation of Same-Store Adjusted EBITDA to Hotel EBITDA

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Same-Store Adjusted EBITDA	$87,196	$77,630	$158,377	$145,778
Other revenue	(931)	(715)	(1,259)	(845)
Equity in income from unconsolidated subsidiaries (excluding interest and depreciation expense)	(7,831)	(8,439)	(12,854)	(14,847)
Minority interest in other partnerships (excluding interest and depreciation expense)	1,481	(98)	2,050	28
Consolidated hotel lease expense	15,737	17,267	27,933	31,525
Unconsolidated taxes, insurance and lease expense	(2,075)	(1,896)	(4,197)	(3,599)
Interest income	(428)	(1,421)	(973)	(2,667)
Other expenses (excluding abandoned projects and conversion costs)	797	393	1,471	393
Corporate expenses (excluding amortization expense of stock compensation)	3,407	4,048	8,969	9,427
Hotel EBITDA	$97,353	$86,769	$179,517	$165,193

Reconciliation of Net Income to Hotel EBITDA

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net income	$23,262	$55,176	$10,789	$84,335
Discontinued operations	-	(25,792)	13	(34,099)
EBITDA from acquired hotels(a)	-	5,366	-	11,871
Equity in income from unconsolidated entities	(2,331)	(3,710)	(1,709)	(16,480)
Minority interests	1,181	(79)	775	(116)
Consolidated hotel lease expense	15,737	17,267	27,933	31,525
Unconsolidated taxes, insurance and lease expense	(2,075)	(1,896)	(4,197)	(3,599)
Interest expense, net	24,769	23,207	50,772	46,079
Corporate expenses	4,864	5,255	11,691	12,041
Depreciation	35,072	27,155	68,840	52,205
Impairment loss	-	-	17,131	-
Other expenses	900	393	1,833	415
Gain on involuntary conversion	(3,095)	-	(3,095)	-
Gain on sale of condominiums	-	(14,858)	-	(18,139)
Other revenue	(931)	(715)	(1,259)	(845)
Hotel EBITDA	$97,353	$86,769	$179,517	$165,193

(a)	We have included amounts for two Renaissance hotels acquired in December 2007, prior to our ownership of these hotels, for comparison purposes.

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FelCor Lodging Trust Second Quarter 2008 Operating Results

August 5, 2008

Hotel EBITDA and Hotel EBITDA Margin

(dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Total revenues	$306,168	$266,244	$598,043	$514,913
Other revenue	(931)	(715)	(1,259)	(845)
Revenue from acquired hotels(a)	-	26,186	-	54,171
Same-Store hotel operating revenue	305,237	291,715	596,784	568,239
Same-Store hotel operating expenses	207,884	204,946	417,267	403,046
Hotel EBITDA	$97,353	$86,769	$179,517	$165,193
Hotel EBITDA margin(b)	31.9%	29.7%	30.1%	29.1%

(a)	We have included amounts for two Renaissance hotels acquired in December 2007, prior to our ownership of these hotels, for comparison purposes.
(b)	Hotel EBITDA as a percentage of hotel operating revenue.

Reconciliation of Ratio of Operating Income to Total Revenues to Hotel EBITDA Margin

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Ratio of operating income to total revenues	14.3%	11.6%	9.6%	10.8%
Other revenue	(0.3)	(0.2)	(0.2)	(0.1)
Revenue from acquired hotels(a)	-	9.0	-	9.5
Unconsolidated taxes, insurance and lease expense	(0.7)	(0.7)	(0.7)	(0.6)
Consolidated hotel lease expense	5.2	5.9	4.7	5.5
Other expenses	0.3	0.1	0.3	0.1
Corporate expenses	1.6	1.8	2.0	2.1
Depreciation and amortization	11.5	9.3	11.5	9.2
Impairment loss	-	-	2.9	-
Expenses from acquired hotels(a)	-	(7.1)	-	(7.4)
Hotel EBITDA margin	31.9%	29.7%	30.1%	29.1%

(a)	We have included amounts for two Renaissance hotels acquired in December 2007, prior to our ownership of these hotels, for comparison purposes.

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FelCor Lodging Trust Second Quarter 2008 Operating Results

August 5, 2008

Reconciliation of Forecasted Net Income (Loss) to Forecasted FFO, Adjusted FFO, EBITDA

and Adjusted EBITDA

(in millions, except per share and unit data)

	Third Quarter 2008 Guidance
	Low Guidance			High Guidance
	Dollars	Per Share Amount		Dollars	Per Share Amount
Net income (loss)	$(1)			$2
Preferred dividends	(10)			(10)
Net income (loss) applicable to common stockholders	(11)	$(0.17)		(8)	$(0.13)
Depreciation	38			38
FFO and Adjusted FFO	$27	$0.43	(a)	$30	$0.47	(a)
Net income (loss)	$(1)			$2
Depreciation	38			38
Interest expense	26			26
Amortization expense	1			1
Adjusted EBITDA	$64			$67

(a)	Weighted average shares and units are 63.3 million.

	Full Year 2008 Guidance
	Low Guidance				High Guidance
	Dollars		Per Share Amount		Dollars	Per Share Amount
Net income		$5			$11
Preferred dividends		(39)			(39)
Net income (loss) applicable to common stockholders		(34)	$(0.55)		(28)	$(0.45)
Depreciation		152			152
Impairment charge		17			17
Gain from involuntary conversion		(3)			(3)
Adjusted FFO		$132	$2.08	(a)	$138	$2.18	(a)
	5
Net income		$5			$11
Depreciation		152			152
Impairment charge		17			17
Gain from involuntary conversion		(3)			(3)
Interest expense		106			106
Amortization expense		6			6
Adjusted EBITDA		$283			$289

(a)	Weighted average shares and units are 63.3 million.

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FelCor Lodging Trust Second Quarter 2008 Operating Results

August 5, 2008

            Substantially all of our non-current assets consist of real estate. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to be helpful in evaluating a real estate company’s operations. These supplemental measures, including FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin, are not measures of operating performance under GAAP. However, we consider these non-GAAP measures to be supplemental measures of a hotel REIT’s performance and should be considered along with, but not as an alternative to, net income as a measure of our operating performance.

FFO and EBITDA

The White Paper on Funds From Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), defines FFO as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with standards established by NAREIT. This may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.

EBITDA is a commonly used measure of performance in many industries. We define EBITDA as net income or loss (computed in accordance with GAAP) plus interest expenses, income taxes, depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDA on the same basis.

Adjustments to FFO and EBITDA

We adjust FFO and EBITDA when evaluating our performance because management believes that the exclusion of certain additional recurring and non-recurring items such as those described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted FFO and Adjusted EBITDA when combined with GAAP net income, EBITDA and FFO, is beneficial to an investor’s better understanding of our operating performance.

•

Gains and losses related to early extinguishment of debt and interest rate swaps – We exclude gains and losses related to early extinguishment of debt and interest rate swaps from FFO and EBITDA because we believe that it is not indicative of ongoing operating performance of our hotel assets. This also represents an acceleration of interest expense or a reduction of interest expense, and interest expense is excluded from EBITDA.

•

Impairment losses – We exclude the effect of impairment losses and gains or losses on disposition of assets in computing Adjusted FFO and Adjusted EBITDA because we believe that including these is not consistent with reflecting the ongoing performance of our remaining assets. Additionally, we believe that impairment charges and gains or losses on disposition of assets represent accelerated depreciation, or excess depreciation, and depreciation is excluded from FFO by the NAREIT definition and from EBITDA.

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FelCor Lodging Trust Second Quarter 2008 Operating Results

August 5, 2008

•

Cumulative effect of a change in accounting principle – Infrequently, the Financial Accounting Standards Board promulgates new accounting standards that require the consolidated statements of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments in computing Adjusted FFO and Adjusted EBITDA because they do not reflect our actual performance for that period.

In addition, to derive Adjusted EBITDA, we exclude gains or losses on the sale of assets because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale of depreciable assets represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

To derive same-store comparisons, we have adjusted Adjusted FFO and Adjusted EBITDA to remove discontinued operations and gains on sales of condominium units; and have added the historical results of operations from the two Renaissance hotels acquired in December 2007.

Hotel EBITDA and Hotel EBITDA Margin

Hotel EBITDA and Hotel EBITDA margin are commonly used measures of performance in the industry and give investors a more complete understanding of the operating results over which our individual hotels and operating managers have direct control. We believe that Hotel EBITDA and Hotel EBITDA margin are useful to investors by providing greater transparency with respect to two significant measures used by us in our financial and operational decision-making. Additionally, these measures facilitate comparisons with other hotel REITs and hotel owners. We present Hotel EBITDA and Hotel EBITDA margin by eliminating from continuing operations all revenues and expenses not directly associated with hotel operations including corporate-level expenses, depreciation and expenses related to our capital structure. We eliminate corporate-level costs and expenses because we believe property-level results provide investors with supplemental information with respect to the ongoing operating performance of our hotels and the effectiveness of management on a property-level basis. We eliminate depreciation and amortization, even though they are property-level expenses, because we do not believe that these non-cash expenses, which are based on historical cost accounting for real estate assets and implicitly assume that the value of real estate assets diminish predictably over time, accurately reflect an adjustment in the value of our assets. We also eliminate consolidated percentage rent paid to unconsolidated entities, which is effectively eliminated by minority interest expense and equity in income from unconsolidated subsidiaries, and include the cost of unconsolidated taxes, insurance and lease expense, to reflect the entire operating costs applicable to our hotels. Hotel EBITDA and Hotel EBITDA margins are presented on a same-store basis including the historical results of operations from the two Renaissance hotels acquired in December 2007.

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FelCor Lodging Trust Second Quarter 2008 Operating Results

August 5, 2008

Limitations of Non-GAAP Measures

Our management and Board of Directors use FFO, EBITDA, Hotel EBITDA and Hotel EBITDA margin to evaluate the performance of our hotels and to facilitate comparisons between us and lodging REITs, hotel owners who are not REITs and other capital intensive companies. We use Hotel EBITDA and Hotel EBITDA margin in evaluating hotel-level performance and the operating efficiency of our hotel managers.

The use of these non-GAAP financial measures has certain limitations. FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin, as presented by us, may not be comparable to FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin as calculated by other real estate companies. These measures do not reflect certain expenses that we incurred and will incur, such as depreciation and interest or capital expenditures. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. Neither should FFO, Adjusted FFO, Adjusted FFO per share, EBITDA or Adjusted EBITDA be considered as measures of our liquidity or indicative of funds available for our cash needs, including our ability to make cash distributions. Adjusted FFO per share should not be used as a measure of amounts that accrue directly to the benefit of stockholders. FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin reflect additional ways of viewing our operations that we believe when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on any single financial measure.

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